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State Intellectual Property Office of the People's Republic of China

Zip Code: 201206 No58 Lane 4705,S North Yang Gao Rd. hanghai Pudong New Area Zhifang Cao, Xuedong Huang	Date Issued: October 22, 2004
Application No. 031159818	

Applicants: Shanghai Wanxing Bio-Pharmaceuticals
Invention Name: The Recombinant Expression of Hepato-Regeneration Factor and its Mutant by Pichia Pastorus

Accepting Notice for the Patent Application

The patent Application above is accordance with the Law of Patent and its executive regulation. Per the term 34 of the Law of Patent, the application has been published on issue39, Volume20, the Bulletin of Invention Patents.

State Intellectual Property Office of the People's Republic of China
Examinant: Feng Zhu
2004-10-08